CONSENT OF COUNSEL


                  We consent to the reference to our Firm under the heading "Counsel and Independent Accountants" in Post-Effective Amendment No. 21 to the Registration Statement on Form N-1A of California Daily Tax Free Income Fund, Inc. as filed with the Securities and Exchange Commission on or about April 29, 2002.


PAUL, HASTINGS, JANOFSKY & WALKER LLP



New York, New York
April 30, 2002